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                                                                    Exhibit 3.36

                                        BYLAWS

                                          OF

                              CHAMPAGNE INDUSTRIES, INC.



                                     ARTICLE ONE

                                        STOCK

       1.1 REGULATION. The Board of Directors may make such Rules and Regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates of shares of the corporation, including the appointment of transfer agents and registrars.

       1.2 CERTIFICATES OF STOCK shall be in a form approved by the Board of Directors; be numbered consecutively; be issued in numerical order from the stock certificate book; be signed by the President and Secretary; and be sealed with the corporate seal.

       1.3 TRANSFERS OF STOCK shall be made only upon the books of the corporation, and before a new certificate is issued, the old certificate, properly endorsed, shall be surrendered. Surrendered certificates shall be canceled and attached to their proper stubs in the stock certificate book. The stock book of the corporation shall be closed to transfers ten (10) days before shareholders meetings and ten (10) days before the date on which any dividend declared by the directors shall be paid.

       1.4 THE TREASURY STOCK of the corporation shall include such issued and outstanding stock of the corporation as may be acquired by purchase, donation or otherwise and shall be held subject to disposal by the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the corporation.

       1.5 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding double the value of the shares as represented by such certificate, a new certificate may be issued of the same tenor and represented by the certificate alleged to be lost, stolen or destroyed.

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       1.6    TRANSFER RESTRICTIONS.

              (a) No stockholder shall sell or otherwise transfer any share or shares of the capital stock of this corporation without first offering to sell such share or shares to this corporation on the same terms and at the actual price per share at which it is proposed to sell or otherwise transfer such share or shares. Such offer shall state in writing the terms on which the proposed sale is to be made and shall identify the proposed transferee. It shall be sent by certified or registered mail addressed to the corporation at its principal place of business. such offer shall remain open for acceptance by the corporation for a period of thirty (30) days from the date of mailing, unless sooner refused by the corporation or revoked by said stockholder. Any such offer not expressly accepted or rejected within said thirty (30) day period shall be held and deemed to have thereby been refused by the corporation. If any such offer is so rejected by the corporation, the stockholder shall thereupon be at liberty to consummate the proposed sale, at only upon such terms and to such person as set forth in the written offer to the corporation as above required.

              (b) Paragraph (a) hereof shall not apply to mortgages or pledges, provided, however, that no mortgaged or pledged stock of this corporation shall be foreclosed or offered at public sale and no mortgagee or pledgee thereof shall buy or sell the same without complying with the requirements of said paragraph (a).

              (c) Any transfer by a stockholder of shares in this corporation to a person related to him by blood or marriage shall be exempted from the restrictions imposed by this Article.

              (d) Notice of the restriction upon the transfer of shares imposed by this Article shall be placed upon each certificate of stock now issued and outstanding or which hereafter may be issued in substantially the following form:

              "The right of the holder of this certificate to transfer the shares represented hereby is subject to restriction contained in Article One of the Bylaws."

Said restriction shall thereupon be binding upon each and every present or future holder or holders thereof, their executors, administrators or representatives, whether such stock be acquired by sale, forfeiture, bequest, inheritance or otherwise.

              (e) Except as provided to the contrary by previous paragraphs of this Article, shares of stock of the corporation may be transferred at any time by the holders thereof, in writing, but no transfer shall be binding upon the corporation, nor shall it be required to take notice thereof, until the surrender of the certificate of the corporation, duly transferred by the holder in person or by his attorney in fact, and the issuance of a new share certificate by the


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corporation to the person to whom the transfer is entered on the books of the corporation. Until surrender of the transferred certificate to the corporation and the issuance of a new certificate, the corporation shall have the right to treat the record owner as the owner of the shares so represented, and shall not be liable therefor to the transferee of any share certificate which has not been so presented to the corporation for transfer.

                                 ARTICLE TWO

                                 SHAREHOLDERS

       2.1 THE ANNUAL MEETING of the shareholders of the corporation shall be held on the Second Tuesday of March each year if not a legal holiday, but if a legal holiday, then on the business day next succeeding, for the transaction of such business as may be brought before the meeting.

       2.2 SPECIAL MEETINGS of the shareholders shall be held at the principal office of the corporation and may be called by the President, the Board of Directors, or the holders of not less than ten percent (10%) of all the shares entitled to vote at such meeting.

       2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Colorado as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

       2.4 NOTICE OF MEETING. Written or printed notice, for every annual or special meeting of the shareholders shall be prepared and mailed to the post office address of each shareholder as shown by the stock books of the corporation not less than ten (10) nor more than fifty (50) days before such meeting, except if a meeting of the shareholders be called for the purpose of increasing the authorized capital stock of the corporation, written or printed notice shall be given at least thirty (30) days in advance of the date on which such meeting shall be held. If a special meeting of the shareholders shall be called, the written notice thereof shall state the object or objects of such meeting and no other business save that so notified shall be transacted at such meeting. The notice shall state the place, day and hour of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

       2.5 A QUORUM at any meeting of the shareholders, save as otherwise prescribed by statute or by the Articles of Incorporation, shall consist of a majority of the issued and outstanding voting stock of the corporation represented in person or by written proxy. A majority of such quorum shall be necessary to decide any question coming before the meeting, except as otherwise specifically provided by the Bylaws, the Articles of Incorporation or by law. If a quorum is not represented at any duly called meeting, such meeting may be adjourned


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for a period not to exceed thirty (30) days as the result of any single adjournment, but no business shall be transacted until a quorum is represented.

       2.6 VOTING at elections of directors shall be by ballot, and shall also be by ballot on any other matter submitted to a shareholders' meeting when so requested by the holders or representatives of not less than ten percent (10%) of the shares represented at any shareholders' meeting. Each shareholder shall be entitled to one (1) vote for each share of stock held by him and such vote may be cast in person or by written proxy. Cumulative voting shall not be allowed in the election of directors.

       2.7 THE ELECTION OF DIRECTORS shall be held at the annual meeting of shareholders.

       2.8 PROXIES. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

       2.9 CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken by the shareholders at a meeting thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE THREE

                                  BOARD OF DIRECTORS

       3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

       3.2 PERFORMANCE OF DUTIES. A Director of the corporation shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in questions that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a Director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a Director is entitled to rely upon are:


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              a.     one or more officers or employees of the corporation whom
       the director reasonably believes to be reliable and competent in the matters presented;

              b. Counsel, public accountants, or other persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; or

              c. A committee of the Board upon which he does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

       3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be three or such other number as determined by the shareholders at the annual meeting. The number of Directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one Director or less than that number otherwise required by law. Each Director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of the State of Colorado or shareholders of the corporation.

       3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

       3.5 SPECIAL MEETING. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

       3.6 NOTICE. Written notice of any special meeting of Directors shall be given as follows:

              a. By mail to each Director at his business address at least three (3) days prior to the meeting; or

              b. By personal delivery or telegram at least twenty-four (24) hours prior to the meeting to the business address of each Director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so


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       addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       3.7 QUORUM. A majority of the number of Directors fixed by or pursuant to Section 3.3 of this Article Three shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

       3.8 MANNER OF ACTING. Except as otherwise required by law or by the Articles of -f Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       3.9 CONSENT OF DIRECTORS. Any action required or permitted to be taken by the Board of Directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the committee members entitled to vote with respect to the subject matter thereof.

       3.10 PARTICIPATION BY ELECTRONIC MEANS. Any member of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

       3.11 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

       3.12 RESIGNATION. Any Director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice;. and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more of the Directors resign from the Board, effective at a future date, a majority of the Directors then in office, including those who


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have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

       3.13 REMOVAL. Any Director or Directors of the corporation may be removed at any time, with or without cause, in a manner provided in the Colorado Corporation Code.

       3.14 COMMITTEES. By resolution adopted by a majority of the Board of Directors, the Directors may designate two or more Directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall not be prescribed by the Colorado Corporation Code.

       3.15 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each Director may be paid his expenses, if any, of attendance of each meeting of the Board of Directors, and may be paid a stated salary as Director of a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

       3.16 PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

       3.17 INDEMNIFICATION. Any person made a party to any civ il action, suit or proceeding by reason of the fact that he or his predecessors-in-interest is or was an officer or director of the corporation shall be indemnified by the corporation against judgment, fines or penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for gross negligence or intentional or reckless misconduct in the performance of his duties. Indemnification is not available to an officer or director if, under the circumstances, it would be contrary to public policy, federal or state statute, or any governmental rule, regulation or policy.


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                                  ARTICLE FOUR

                                    OFFICERS

       4.1 NUMBER. The officers of the corporation shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

       4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

       4.3    REMOVAL.    Any officer or agent may be removed by the Board of
Directors whenever in their judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

       4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

       4.5 THE PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall , when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation there unto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

       4.6 THE VICE PRESIDENT. If elected or appointed by the Board of Directors, the Vice President, (or in the event there be more than one vice president, the Vice Presidents in the


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order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

       4.7 THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books which is provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the corporate records and of the corporate seal and see that the seal of the corporation is affixed to all documents at the execution which is on behalf of the corporation and under which seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

       4.8 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article Five of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

       4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

       4.10 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.


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       4.11   SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                                 ARTICLE FIVE

                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

       5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

       5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

       5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

       5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE SIX

                                     SEAL

       THE CORPORATE SEAL. The Corporate Seal of the corporation shall be in such form as approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise the impression of the seal may be ready and attested by either the secretary or an assistant secretary for the authentication of contracts or other papers requiring the seal.

                                  ARTICLE SEVEN

                                   FISCAL YEAR

       The fiscal year of the corporation shall by such year as may be adopted by the Board of Directors.

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                                  ARTICLE EIGHT

                                 WAIVER OF NOTICE

       Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice shall be deemed equivalent to the giving of such notice.

                                   ARTICLE NINE

                                    AMENDMENTS

       These Bylaws may be amended, repealed or altered, in whole or in part, by a majority vote of the Directors or shareholders at any regular meeting thereof, or at any special meeting of such Directors or shareholders where such action has been announced in the call and notice of such special meeting, at which a quorum is present.

                                   ARTICLE TEN

                                     OFFICES

       10.1 BUSINESS OFFICES. The principal office of the corporation shall be in Englewood, Colorado. The corporation may also have one or more offices at such other place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require.

       10.2 REGISTERED OFFICE. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the Colorado Corporation Code.

                                   CERTIFICATE

       I hereby certify that the foregoing Bylaws, consisting of 12 pages, including this page, constitute the Bylaws of The Champagne Industries, Inc., adopted by the Board of Directors of the corporation as of March 17, 1986.



                                                 ------------------------------
                                                 Secretary

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